Exhibit 99.1

NEWS RELEASE	CONTACT:	Jason Korstange
(952) 745-2755
www.tcfexpress.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Second Quarter Earnings and EPS ($.52)
SECOND QUARTER HIGHLIGHTS

•                  Diluted earnings per share of 52 cents

•                  Net income of $67.1 million

•                  Return on average assets of 1.92 percent

•                  Return on average common equity of 27.75 percent

•                  Average Power Assets® increased $1.2 billion, or 14.3 percent

•                  Average Power Liabilities® increased $1 billion, or 11.9 percent

•                  Increased checking accounts by 29,720, or 7.3 percent (annualized), to 1,658,815

•                  Opened six new branches during the quarter; 136 new branches since January 2001

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months				Six Months
	Ended June 30,				Ended June 30,
	2006	2005	Change		2006	2005	Change
Net income	$67,061	$70,641	(5.1	) %	$125,283	$134,106	(6.6	) %
Diluted earnings per common share	.52	.53	(1.9)		.96	1.00	(4.0)

Financial Ratios (1)
Return on average assets	1.92%	2.22%			1.82%	2.13%
Return on average common equity	27.75	30.23			25.80	28.74
Net interest margin	4.22	4.53			4.23	4.54
Net charge-offs as a percentage of average loans and leases	.12	.08			.11	.03

(1)             Annualized.

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WAYZATA, MN, July 19, 2006 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported diluted earnings per share of 52 cents for the second quarter of 2006, compared with 53 cents for the same 2005 period. Net income for the second quarter of 2006 was $67.1 million, compared with $70.6 million for the same 2005 period. The 2005 second quarter included $4.9 million in pre-tax gains on asset sales for an after-tax impact of two cents per diluted share.

For the second quarter of 2006, return on average assets (“ROA”) was 1.92 percent and return on average common equity (“ROE”) was 27.75 percent, compared with 2.22 percent and 30.23 percent, respectively, for the second quarter of 2005.

Diluted earnings per share for the first six months of 2006 was 96 cents, compared with $1.00 for the same 2005 period. The first six months of 2006 includes $4.5 million in pre-tax gains on asset sales for an after-tax impact of two cents per diluted share. The first six months of 2005 included $15.9 million in pre-tax gains on asset sales and a $3.3 million pre-tax commercial loan recovery for a combined after-tax impact of nine cents per diluted share.

Chief Executive Officer’s Statement

“TCF’s 2006 second quarter earnings performance is the result of our commitment to delivering convenient products and services to our customers, as well as our continued focus on the fundamentals that have made us successful over time,” said Lynn A. Nagorske, Chief Executive Officer. “We achieved solid growth in the second quarter in Power Assets, highlighted by our consumer lending and leasing divisions, while maintaining excellent credit quality,” said Nagorske.

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Total Revenue

	Three Months
($ in thousands)	Ended June 30,		Change
	2006	2005	$	%

Net interest income	$135,442	$131,285	$4,157	3.2%
Fees and other revenue:
Fees and service charges	71,099	66,755	4,344	6.5
Card revenue	22,984	19,717	3,267	16.6
ATM revenue	9,762	10,795	(1,033)	(9.6)
Investments and insurance	2,894	2,791	103	3.7
Total banking fees and other revenue	106,739	100,058	6,681	6.7
Leasing and equipment finance	12,552	11,092	1,460	13.2
Other	4,331	2,051	2,280	111.2
Total fees and other revenue	123,622	113,201	10,421	9.2
Gains on sales of securities	-	4,437	(4,437)	(100.0)
Total non-interest income	123,622	117,638	5,984	5.1
Total revenue	$259,064	$248,923	$10,141	4.1
Net interest margin (1)	4.22%	4.53%
Fees and other revenue as a % of:
Total revenue	47.72	45.48
Average assets (1)	3.54	3.56

(1)             Annualized.

Net Interest Income

TCF’s net interest income in the second quarter of 2006 was $135.4 million, up $4.2 million, or 3.2 percent, from the second quarter of 2005 and up $4.3 million, or 3.3 percent, from the first quarter of 2006. Net interest margin in the second quarter of 2006 was 4.22 percent, compared with 4.53 percent for the second quarter of 2005 and 4.25 percent for the first quarter of 2006. The increase in net interest income from the second quarter of 2005 was primarily due to a $1.3 billion, or 10.9 percent, increase in average interest-earning assets, partially offset by the 31 basis point reduction in net interest margin. This decrease in net interest margin was primarily due to the continued customer preference for lower-yielding fixed-rate loans due to the flat yield curve and higher deposit and borrowing costs.

The increase in net interest income from the first quarter of 2006 was primarily due to a $414.3 million, or 3.3 percent, increase in average interest-earning assets, partially offset by the three basis point reduction in net interest margin. This decrease in net interest margin was primarily due to the continued

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customer preference for lower-yielding fixed-rate loans due to the flat yield curve and higher deposit and borrowing costs.

Non-interest Income

Total non-interest income was $123.6 million for the second quarter of 2006, up $6 million, or 5.1 percent, from the same period of 2005.

Banking fees and service charges were $71.1 million for the second quarter of 2006, up $4.3 million, or 6.5 percent, from the second quarter of 2005, primarily due to the growth in checking accounts. Card revenues totaled $23 million for the second quarter of 2006, up 16.6 percent over the same period in 2005. The increase in card revenues was primarily attributable to an increase in active accounts and customer transaction volumes.

For the second quarter of 2006, ATM revenue was $9.8 million, compared with $10.8 million for the same 2005 period. The decline in ATM revenue was primarily attributable to continued declines in fees charged to TCF customers for use of non-TCF ATM machines due to expansion of TCF’s ATM network and modifications of checking products, partially offset by the increased number of TCF customers with cards.

Leasing and equipment finance revenues were $12.6 million for the second quarter of 2006, up  $1.5 million, or 13.2 percent, from the 2005 second quarter, primarily due to higher operating lease revenues, partially offset by lower sales-type lease revenues. Sales-type lease revenues may fluctuate from quarter to quarter based on customer driven factors not within the control of TCF.

During the 2005 second quarter, TCF sold $441.5 million of mortgage-backed securities and realized gains of $4.4 million. No such sales or gains occurred in the second quarter of 2006.

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New Branch Expansion

TCF opened six new branches during the second quarter of 2006 and closed three branches. TCF has now opened 136 new branches since January 2001, representing 30 percent of TCF’s 455 total branches. TCF plans to open 17 new branches in the remainder of 2006, consisting of 11 traditional branches, three supermarket branches and three campus branches.

	June 30,	June 30,	December 31,
(# of branches)	2006	2005	2000

Total Branches
Minnesota	106	102	84
Illinois	202	197	167
Michigan	62	61	56
Colorado	44	35	12
Wisconsin	35	34	32
Indiana	6	6	1
	455	435	352

New Branches*
Traditional	72	54
Supermarket	61	53
Campus	3	1
Total	136	108
% of Total Branches	30%	25%

*                    New branches opened since January 1, 2001.

Additional information regarding the results of TCF’s new branches opened since January 1, 2001 is summarized as follows:

	At or For the Three Months Ended
	June 30,
($ in thousands)	2006	2005	Change	% Change

Number of checking accounts	252,040	187,166	64,874	34.7%
Average deposits:
Checking	$395,670	$283,011	$112,659	39.8
Savings	302,371	194,865	107,506	55.2
Money market	31,888	18,653	13,235	71.0
Subtotal	729,929	496,529	233,400	47.0
Certificates of deposit	438,877	164,018	274,859	167.6
Total deposits	$1,168,806	$660,547	$508,259	76.9

Total fees and other revenue (quarter ended)	$18,635	$13,807	$4,828	35.0

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Power Assets®

TCF’s Power Asset lending operations continue to generate strong growth. TCF’s average consumer loan balances increased $768.9 million, or 16.4 percent; average commercial real estate loan balances increased $198.4 million, or 9 percent; and leasing and equipment finance balances increased $212.3 million, or 15 percent, from the second quarter of 2005.

	Average Balances for the
	Three Months Ended June 30,		Change
($ in thousands)	2006	2005	$	%
Loans and leases*:
Consumer home equity and other:
Home equity:
First mortgage lien	$3,509,589	$3,079,471	$430,118	14.0%
Junior lien	1,901,063	1,563,102	337,961	21.6
Total consumer home equity	5,410,652	4,642,573	768,079	16.5
Other	34,854	34,012	842	2.5
Total consumer home equity and other	5,445,506	4,676,585	768,921	16.4
Commercial real estate	2,398,425	2,200,008	198,417	9.0
Commercial business	500,530	432,923	67,607	15.6
Leasing and equipment finance	1,624,781	1,412,520	212,261	15.0
Power Assets	$9,969,242	$8,722,036	$1,247,206	14.3

*                    Excludes residential real estate loans, loans held for sale and operating leases.

Power Liabilities®

Average Power Liabilities totaled $9.4 billion for the second quarter of 2006, with an average interest rate of 1.97 percent, an increase of $1 billion, or 11.9 percent, from the second quarter of 2005. The growth in average Power Liabilities was primarily driven by increases in Premier Checking, Premier Savings and certificates of deposit, partially offset by declines in other lower-cost interest-bearing checking and savings. Average custodial balances decreased $68.9 million from the second quarter of 2005 due to the sale of mortgage servicing rights in the first quarter of 2006. The total number of checking accounts was 1,658,815 at June 30, 2006, up 55,642 accounts, or 6.9 percent (annualized) from December 31, 2005.

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	Average Balances for the
	Three Months Ended June 30,
($ in thousands)	2006	2005	Change	% Change
Non-interest bearing deposits:
Retail	$1,557,933	$1,589,015	$(31,082)	(2.0	) %
Small business	604,776	571,701	33,075	5.8
Commercial and custodial	234,188	311,463	(77,275)	(24.8)
Total non-interest bearing deposits	2,396,897	2,472,179	(75,282)	(3.0)
Interest-bearing deposits:
Premier checking	1,000,749	580,093	420,656	72.5
Other checking	893,800	1,075,421	(181,621)	(16.9)
Subtotal	1,894,549	1,655,514	239,035	14.4
Premier savings	855,979	345,567	510,412	147.7
Other savings	1,415,767	1,603,720	(187,953)	(11.7)
Subtotal	2,271,746	1,949,287	322,459	16.5
Money market	610,766	633,762	(22,996)	(3.6)
Subtotal	4,777,061	4,238,563	538,498	12.7
Certificates of deposit	2,249,694	1,707,919	541,775	31.7
Total interest-bearing deposits	7,026,755	5,946,482	1,080,273	18.2
Power Liabilities	$9,423,652	$8,418,661	$1,004,991	11.9

Securities Available for Sale and Residential Real Estate Loans

Average balances of securities available for sale (consisting primarily of mortgage-backed securities) and residential real estate loans totaled $2.6 billion for the second quarter of 2006, an increase of $28.7 million from the second quarter of 2005. TCF purchased $52 million of mortgage-backed securities in the second quarter of 2006, compared with $103.7 million in the second quarter of 2005. At June 30, 2006, the unrealized pre-tax loss on TCF’s securities available for sale portfolio was $85.7 million.

	Average Balances for the
	Three Months Ended June 30,		Change
($ in thousands)	2006	2005	$	%
Securities available for sale	$1,880,671	$1,646,986	$233,685	14.2%
Residential real estate loans	714,432	919,379	(204,947)	(22.3)
Total	$2,595,103	$2,566,365	$28,738	1.1

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Non-interest Expense

Non-interest expense totaled $162 million for the second quarter of 2006, up $11.9 million, or 7.9 percent, from $150.2 million for the second quarter of 2005, primarily due to new branch expansion totaling  $5.5 million, a $2 million increase in deposit account losses and a $1.7 million increase in operating lease depreciation.

Compensation and employee benefits increased $3.1 million, or 3.8 percent, from the second quarter of 2005, primarily driven by a $2.1 million increase attributable to branch expansion.

Occupancy and equipment expenses increased $3.2 million, or 13 percent, from the second quarter of 2005, primarily due to $1.4 million associated with branch expansion.

Deposit account losses increased $2 million, or 53 percent, from the second quarter of 2005, primarily due to higher uncollectable account overdrafts and external fraud losses.

Operating lease depreciation increased $1.7 million from the second quarter of 2005, primarily driven by a $42.1 million increase in average operating lease balances in TCF’s leasing and equipment finance subsidiaries.

Other expenses increased $1.9 million, or 5.9 percent, from the second quarter of 2005, primarily driven by a $1.4 million increase related to branch expansion.

	Three Months Ended
	June 30,		Change
($ in thousands)	2006	2005	$	%
Compensation and employee benefits	$85,083	$81,973	$3,110	3.8%
Occupancy and equipment	27,998	24,771	3,227	13.0
Advertising and promotions	6,755	6,778	(23)	(.3)
Deposit account losses	5,673	3,708	1,965	53.0
Operating lease depreciation	3,405	1,671	1,734	103.8
Other	33,132	31,279	1,853	5.9
Total non-interest expense	$162,046	$150,180	$11,866	7.9

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Credit Quality

At June 30, 2006, TCF’s allowance for loan and lease losses totaled $59.2 million, or .54 percent of loans and leases, compared with $60.4 million, or .59 percent, at December 31, 2005. The provision for credit losses for the second quarter of 2006 was $3.1 million, up $1.7 million from the second quarter of 2005. The increase in the provision for credit losses in the second quarter of 2006, compared with the second quarter of 2005, is primarily due to the overall growth of the loan and lease portfolio and higher net charge-offs. Net loan and lease charge-offs in the second quarter of 2006 were $3.2 million, or .12 percent (annualized) of average loans and leases, compared with net charge-offs of $1.9 million, or .08 percent (annualized) for the same 2005 period.

At June 30, 2006, TCF’s over-30-day delinquency rate was .32 percent, down from ..43 percent at December 31, 2005. Non-accrual loans and leases were $25.1 million, or .23 percent of net loans and leases, at June 30, 2006, compared with $29.6 million, or .29 percent, at December 31, 2005. Total non-performing assets were $51.1 million, or .36 percent of total assets, at June 30, 2006, up from $47.4 million, or .35 percent, at December 31, 2005.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2006	2005	2006	2005
Allowance for loan and lease losses:
Balance at beginning of period	$59,378	$76,883	$60,396	$79,878
Net (charge-offs) recoveries:
Consumer home equity and other	(1,319)	(1,016)	(2,758)	(2,325)
Commercial real estate	—	3	(69)	(34)
Commercial business	(170)	31	(324)	2,468
Leasing and equipment finance	(1,705)	(911)	(2,536)	(1,525)
Residential real estate	(35)	(11)	(67)	(47)
Total	(3,229)	(1,904)	(5,754)	(1,463)
Provision for credit losses	3,097	1,427	4,604	(2,009)
Balance at end of period	$59,246	$76,406	$59,246	$76,406

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Income Taxes

TCF’s income tax expense was $26.9 million for the second quarter of 2006, or 28.60 percent of income before income tax expense, up from $26.7 million, or 27.41 percent, for the comparable 2005 period. The second quarter of 2006 and 2005 include reductions of income tax expense of $4.1 million and $5.2 million, respectively, related to favorable developments in uncertain tax positions including the closing of certain previous years’ tax returns, clarification of existing state tax legislation and developments in income tax audits.

Capital

During the second quarter of 2006, TCF repurchased 500,000 shares of its common stock at an average cost of $26.41 per share. TCF has 3.8 million shares remaining in its stock repurchase program authorized by its Board of Directors.

	At June 30,		At June 30,
($ in thousands, except per-share data)	2006		2005

Stockholders’ equity	$977,385		$954,557
Stockholders’ equity to total assets	6.88%		7.57%
Book value per common share	$7.44		$7.12

Total risk-based capital	$1,137,792	11.12%	$998,270	10.80%
Total risk-based capital “well-capitalized” requirement	1,023,000	10.00	923,968	10.00
Excess risk-based capital over “well-capitalized” requirement	114,792	1.12	74,302.80

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Website Information

A live webcast of TCF’s conference call to discuss second quarter earnings will be hosted at TCF’s website, www.tcfexpress.com, on July 19, 2006 at 10:00 a.m., CDT. Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $14.2 billion in assets. TCF has 455 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin and Indiana. Other TCF affiliates provide leasing and equipment finance, and investments and insurance sales.

Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; an inability to increase the number of checking accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments; adverse findings in tax audits or regulatory examinations; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios, including declines in commercial or residential real estate values; imposition of vicarious liability on TCF as lessor in its leasing operations; denial of insurance coverage for claims made by TCF; technological, computer-related or operational difficulties or loss or theft of information; adverse changes in securities markets; and results of litigation, including reductions in card revenues resulting from litigation brought by various merchants or merchant organizations against Visa; or other significant uncertainties. Investors should consult TCF’s Annual Report on Form 10-K, and Forms 10-Q and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended June 30,
	2006	2005	$ Change	% Change
Interest income:
Loans and leases	$188,988	$155,014	$33,974	21.9%
Securities available for sale	25,156	21,325	3,831	18.0
Education loans held for sale	4,205	2,566	1,639	63.9
Investments	792	1,094	(302)	(27.6)
Total interest income	219,141	179,999	39,142	21.7
Interest expense:
Deposits	46,247	20,646	25,601	124.0
Borrowings	37,452	28,068	9,384	33.4
Total interest expense	83,699	48,714	34,985	71.8
Net interest income	135,442	131,285	4,157	3.2
Provision for credit losses	3,097	1,427	1,670	117.0
Net interest income after provision for credit losses	132,345	129,858	2,487	1.9
Non-interest income:
Fees and service charges	71,099	66,755	4,344	6.5
Card revenue	22,984	19,717	3,267	16.6
ATM revenue	9,762	10,795	(1,033)	(9.6)
Investments and insurance revenue	2,894	2,791	103	3.7
Subtotal	106,739	100,058	6,681	6.7
Leasing and equipment finance	12,552	11,092	1,460	13.2
Other	4,331	2,051	2,280	111.2
Fees and other revenue	123,622	113,201	10,421	9.2
Gains on sales of securities available for sale	-	4,437	(4,437)	(100.0)
Total non-interest income	123,622	117,638	5,984	5.1
Non-interest expense:
Compensation and employee benefits	85,083	81,973	3,110	3.8
Occupancy and equipment	27,998	24,771	3,227	13.0
Advertising and promotions	6,755	6,778	(23)	(.3)
Deposit account losses	5,673	3,708	1,965	53.0
Other	36,537	32,950	3,587	10.9
Total non-interest expense	162,046	150,180	11,866	7.9
Income before income tax expense	93,921	97,316	(3,395)	(3.5)
Income tax expense	26,860	26,675	185.7
Net income	$67,061	$70,641	$(3,580)	(5.1)

Net income per common share:
Basic	$.52	$.53	$(.01)	(1.9)
Diluted	$.52	$.53	$(.01)	(1.9)

Dividends declared per common share	$.23	$.2125	$.0175	8.2

Average common and common equivalent shares outstanding (in thousands):
Basic	129,169	132,410	(3,241)	(2.4)
Diluted	129,362	132,742	(3,380)	(2.5)

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Six Months Ended June 30,
	2006	2005	$ Change	% Change
Interest income:
Loans and leases	$365,971	$301,558	$64,413	21.4%
Securities available for sale	48,855	42,820	6,035	14.1
Education loans held for sale	8,552	4,820	3,732	77.4
Investments	1,469	2,146	(677)	(31.5)
Total interest income	424,847	351,344	73,503	20.9
Interest expense:
Deposits	86,094	36,584	49,510	135.3
Borrowings	72,143	54,422	17,721	32.6
Total interest expense	158,237	91,006	67,231	73.9
Net interest income	266,610	260,338	6,272	2.4
Provision for credit losses	4,604	(2,009)	6,613	N.M.
Net interest income after provision for credit losses	262,006	262,347	(341)	(.1)
Non-interest income:
Fees and service charges	132,654	124,693	7,961	6.4
Card revenue	44,246	37,359	6,887	18.4
ATM revenue	18,861	20,527	(1,666)	(8.1)
Investments and insurance revenue	5,382	5,644	(262)	(4.6)
Subtotal	201,143	188,223	12,920	6.9
Leasing and equipment finance	24,467	21,785	2,682	12.3
Other	15,511	10,008	5,503	55.0
Fees and other revenue	241,121	220,016	21,105	9.6
Gains on sales of securities available for sale	—	9,676	(9,676)	(100.0)
Total non-interest income	241,121	229,692	11,429	5.0
Non-interest expense:
Compensation and employee benefits	171,251	163,424	7,827	4.8
Occupancy and equipment	56,049	50,150	5,899	11.8
Advertising and promotions	12,471	13,025	(554)	(4.3)
Deposit account losses	9,686	7,275	2,411	33.1
Other	72,513	64,323	8,190	12.7
Total non-interest expense	321,970	298,197	23,773	8.0
Income before income tax expense	181,157	193,842	(12,685)	(6.5)
Income tax expense	55,874	59,736	(3,862)	(6.5)
Net income	$125,283	$134,106	$(8,823)	(6.6)

Net income per common share:
Basic	$.97	$1.01	$(.04)	(4.0)
Diluted	$.96	$1.00	$(.04)	(4.0)

Dividends declared per common share	$.46	$.425	$.035	8.2

Average common and common equivalent shares outstanding (in thousands):
Basic	129,722	133,196	(3,474)	(2.6)
Diluted	129,902	133,563	(3,661)	(2.7)

N.M. Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)

	At	At	At	% Change from
	June 30, 2006	December 31, 2005	June 30, 2005	December 31, 2005		June 30, 2005
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$371,942	$374,701	$361,158	(.7	) %	3.0%
Investments	76,124	79,943	104,127	(4.8)		(26.9)
Securities available for sale	1,781,995	1,648,615	1,406,575	8.1		26.7
Education loans held for sale	227,703	229,820	213,227	(.9)		6.8
Loans and leases:
Consumer home equity and other	5,579,647	5,187,584	4,808,003	7.6		16.0
Commercial real estate	2,411,028	2,297,500	2,202,752	4.9		9.5
Commercial business	543,314	435,233	447,958	24.8		21.3
Leasing and equipment finance	1,677,641	1,503,794	1,419,868	11.6		18.2
Subtotal	10,211,630	9,424,111	8,878,581	8.4		15.0
Residential real estate	695,213	770,441	884,141	(9.8)		(21.4)
Total loans and leases	10,906,843	10,194,552	9,762,722	7.0		11.7
Allowance for loan and lease losses	(59,246)	(60,396)	(76,406)	1.9		22.5
Net loans and leases	10,847,597	10,134,156	9,686,316	7.0		12.0
Premises and equipment	384,360	365,146	339,619	5.3		13.2
Goodwill	152,599	152,599	152,599	-		-
Other assets	356,029	380,380	343,595	(6.4)		3.6
	$14,198,349	$13,365,360	$12,607,216	6.2		12.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$4,341,029	$4,279,853	$4,019,685	1.4		8.0
Savings	2,297,636	2,238,204	2,046,068	2.7		12.3
Money market	603,024	677,017	629,731	(10.9)		(4.2)
Subtotal	7,241,689	7,195,074	6,695,484.6			8.2
Certificates of deposit	2,382,273	1,915,620	1,728,842	24.4		37.8
Total deposits	9,623,962	9,110,694	8,424,326	5.6		14.2
Short-term borrowings	561,374	472,126	1,045,582	18.9		(46.3)
Long-term borrowings	2,778,277	2,511,010	1,899,047	10.6		46.3
Total borrowings	3,339,651	2,983,136	2,944,629	12.0		13.4
Accrued expenses and other liabilities	257,351	273,058	283,704	(5.8)		(9.3)
Total liabilities	13,220,964	12,366,888	11,652,659	6.9		13.5
Stockholders’ equity:
Common stock, par value $.01 per share, 280,000,000 shares authorized; 184,202,447; 184,386,193 and 184,425,478 shares issued	1,842	1,844	1,844	(.1)		(.1)
Additional paid-in capital	468,110	497,270	496,910	(5.9)		(5.8)
Retained earnings, subject to certain restrictions	1,601,009	1,536,611	1,462,393	4.2		9.5
Accumulated other comprehensive (loss) income	(55,515)	(21,215)	1,601	(161.7)		N.M.
Treasury stock at cost, 52,813,430; 50,609,970 and 50,301,984 shares, and other	(1,038,061)	(1,016,038)	(1,008,191)	(2.2)		(3.0)
Total stockholders’ equity	977,385	998,472	954,557	(2.1)		2.4
	$14,198,349	$13,365,360	$12,607,216	6.2		12.6

N.M. Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Allowance for loan and lease losses:

	At or For the Three Months Ended June 30, 2006				At or For the Year Ended December 31, 2005
		Allowance				Allowance	Net Charge-offs
		as a % of	Net Charge-offs (1)			as a % of	(Recoveries)
	Allowance	Portfolio	$	%	Allowance	Portfolio	$	%
Consumer home equity and other	$17,099.31%		$1,319.10%		$16,643.32%		$5,210.11%
Commercial real estate	22,127.92		-	-	21,222.92		(8)	-
Commercial business	7,123	1.31	170.14		6,602	1.52	(2,173)	(.51)
Leasing and equipment finance	12,352.74		1,705.42		15,313	1.02	21,384	1.50
Residential real estate	545.08		35.02		616.08		91.01
Total	$59,246.54		$3,229.12		$60,396.59		$24,504.25

Non-performing assets:

	At	At	At	Change from
	June 30,	December 31,	June 30,	December 31,	June 30,
	2006	2005	2005	2005	2005
Non-accrual loans and leases:
Consumer home equity and other	$9,898	$18,410	$10,324	$(8,512)	$(426)
Commercial real estate	7,319	188	-	7,131	7,319
Commercial business	1,481	2,207	2,660	(726)	(1,179)
Leasing and equipment finance	4,906	6,434	26,485	(1,528)	(21,579)
Residential real estate	1,536	2,409	2,230	(873)	(694)
Total non-accrual loans and leases	25,140	29,648	41,699	(4,508)	(16,559)
Other real estate owned:
Residential real estate	20,393	14,877	12,479	5,516	7,914
Commercial real estate	5,593	2,834	4,799	2,759	794
Total other real estate owned	25,986	17,711	17,278	8,275	8,708
Total non-performing assets	$51,126	$47,359	$58,977	$3,767	$(7,851)

Over 30-day delinquency data (2):

	At June 30,		At December 31,		At June 30,
	2006		2005		2005
	Principal	% of	Principal	% of	Principal	% of
	Balances	Portfolio	Balances	Portfolio	Balances	Portfolio
Consumer home equity and other	$19,950.36%		$18,556.36%		$16,406.34%
Commercial real estate	108	-	10,038.44		663.03
Commercial business	241.04		819.19		292.07
Leasing and equipment finance	7,056.42		6,182.41		6,069.44
Residential real estate	7,195	1.04	8,009	1.04	8,617.98
Total	$34,550.32		$43,604.43		$32,047.33

	At	At	At	Change from
	June 30,	December 31,	June 30,	December 31,	June 30,
	2006	2005	2005	2005	2005
Accruing loans and leases 90 or more days past due	$7,070	$6,475	$6,165	$595	$905

Potential Problem Loans and Leases (3):

	At	At	At	Change from
	June 30,	December 31,	June 30,	December 31,	June 30,
	2006	2005	2005	2005	2005
Commercial real estate	$28,084	$35,341	$29,256	$(7,257)	$(1,172)
Commercial business	15,440	11,793	21,997	3,647	(6,557)
Leasing and equipment finance	7,859	7,648	8,855	211	(996)
	$51,383	$54,782	$60,108	$(3,399)	$(8,725)

(1)    Annualized.

(2)    Excludes non-accrual loans and leases.

(3)    Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2006			2005
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS

Investments	$69,176	$792	4.59%	$101,305	$1,094	4.33%
Securities available for sale	1,880,671	25,156	5.35	1,646,986	21,325	5.18
Education loans held for sale	228,492	4,205	7.38	213,279	2,566	4.83
Loans and leases:
Consumer home equity:
Fixed-rate	3,721,249	63,061	6.80	2,048,035	34,323	6.72
Variable-rate	1,689,403	36,611	8.69	2,594,538	43,806	6.77
Consumer - other	34,854	921	10.60	34,012	779	9.19
Total consumer home equity and other	5,445,506	100,593	7.41	4,676,585	78,908	6.77
Commercial real estate:
Fixed- and adjustable-rate	1,672,864	26,007	6.24	1,365,132	20,910	6.14
Variable-rate	725,561	13,754	7.60	834,876	11,903	5.72
Total commercial real estate	2,398,425	39,761	6.65	2,200,008	32,813	5.98
Commercial business:
Fixed- and adjustable-rate	127,702	1,969	6.18	73,654	1,056	5.75
Variable-rate	372,828	6,940	7.47	359,269	4,978	5.56
Total commercial business	500,530	8,909	7.14	432,923	6,034	5.59
Leasing and equipment finance	1,624,781	29,370	7.23	1,412,520	24,133	6.83
Subtotal	9,969,242	178,633	7.18	8,722,036	141,888	6.52
Residential real estate	714,432	10,355	5.80	919,379	13,126	5.71
Total loans and leases	10,683,674	188,988	7.09	9,641,415	155,014	6.44

Total interest-earning assets	12,862,013	219,141	6.83	11,602,985	179,999	6.22

Other assets	1,105,735			1,099,048

Total assets	$13,967,748			$12,702,033

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,557,933			$1,589,015
Small business	604,776			571,701
Commercial and custodial	234,188			311,463
Total non-interest bearing deposits	2,396,897			2,472,179
Interest-bearing deposits:
Premier checking	1,000,749	7,923	3.18	580,093	2,950	2.04
Other checking	893,800	512.23		1,075,421	561.21
Subtotal	1,894,549	8,435	1.79	1,655,514	3,511.85
Premier savings	855,979	8,612	4.04	345,567	2,160	2.51
Other savings	1,415,767	2,970.84		1,603,720	2,137.53
Subtotal	2,271,746	11,582	2.04	1,949,287	4,297.88
Money market	610,766	3,429	2.25	633,762	1,564.99
Subtotal	4,777,061	23,446	1.97	4,238,563	9,372.89
Certificates of deposit	2,249,694	22,801	4.07	1,707,919	11,274	2.65
Total interest-bearing deposits	7,026,755	46,247	2.64	5,946,482	20,646	1.39
Total deposits	9,423,652	46,247	1.97	8,418,661	20,646.98

Borrowings:
Short-term borrowings	573,418	7,140	4.99	920,471	6,908	3.01
Long-term borrowings	2,703,623	30,312	4.50	2,075,264	21,160	4.09
Total borrowings	3,277,041	37,452	4.58	2,995,735	28,068	3.76

Total deposits and borrowings	12,700,693	83,699	2.64	11,414,396	48,714	1.71

Other liabilities	300,436			352,861

Total liabilities	13,001,129			11,767,257

Stockholders’ equity	966,619			934,776

Total liabilities and stockholders’ equity	$13,967,748			$12,702,033

Net interest income and margin		$135,442	4.22%		$131,285	4.53%

(1)    Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2006			2005
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)

ASSETS
Investments	$69,912	$1,469	4.22%	$103,643	$2,146	4.17%
Securities available for sale	1,831,402	48,855	5.34	1,655,154	42,820	5.17
Education loans held for sale	254,692	8,552	6.77	210,371	4,820	4.62
Loans and leases:
Consumer home equity:
Fixed-rate	3,536,733	118,583	6.76	1,902,409	63,467	6.73
Variable-rate	1,776,991	74,335	8.44	2,647,837	86,531	6.59
Consumer - other	34,843	1,714	9.92	35,023	1,564	9.01
Total consumer home equity and other	5,348,567	194,632	7.34	4,585,269	151,562	6.67
Commercial real estate:
Fixed- and adjustable-rate	1,621,257	49,933	6.21	1,346,251	40,977	6.14
Variable-rate	742,935	27,222	7.39	838,009	22,772	5.48
Total commercial real estate	2,364,192	77,155	6.58	2,184,260	63,749	5.89
Commercial business:
Fixed- and adjustable-rate	121,757	3,718	6.16	74,307	2,100	5.70
Variable-rate	353,331	12,575	7.18	345,986	9,095	5.30
Total commercial business	475,088	16,293	6.92	420,293	11,195	5.37
Leasing and equipment finance	1,579,161	56,656	7.18	1,401,094	47,924	6.84
Subtotal	9,767,008	344,736	7.11	8,590,916	274,430	6.43
Residential real estate	733,004	21,235	5.80	951,891	27,128	5.71
Total loans and leases	10,500,012	365,971	7.02	9,542,807	301,558	6.36

Total interest-earning assets	12,656,018	424,847	6.75	11,511,975	351,344	6.14

Other assets	1,134,190			1,086,604

Total assets	$13,790,208			$12,598,579

LIABILITIES AND STOCKHOLDERS’ EQUITY
Non-interest bearing deposits:
Retail	$1,555,983			$1,580,426
Small business	597,548			559,448
Commercial and custodial	258,164			312,543
Total non-interest bearing deposits	2,411,695			2,452,417
Interest-bearing deposits:
Premier checking	969,575	14,954	3.11	520,073	5,055	1.96
Other checking	901,835	1,068.24		1,082,442	924.17
Subtotal	1,871,410	16,022	1.73	1,602,515	5,979.75
Premier savings	818,222	15,911	3.92	313,725	3,811	2.45
Other savings	1,428,223	6,084.86		1,605,131	3,782.48
Subtotal	2,246,445	21,995	1.97	1,918,856	7,593.80
Money market	640,022	6,975	2.20	640,442	2,635.83
Subtotal	4,757,877	44,992	1.91	4,161,813	16,207.79
Certificates of deposit	2,128,341	41,102	3.89	1,650,619	20,377	2.49
Total interest-bearing deposits	6,886,218	86,094	2.52	5,812,432	36,584	1.27
Total deposits	9,297,913	86,094	1.87	8,264,849	36,584.89

Borrowings:
Short-term borrowings	623,863	14,643	4.73	947,512	12,988	2.76
Long-term borrowings	2,593,321	57,500	4.47	2,095,205	41,434	3.99
Total borrowings	3,217,184	72,143	4.52	3,042,717	54,422	3.60

Total deposits and borrowings	12,515,097	158,237	2.55	11,307,566	91,006	1.62

Other liabilities	304,060			357,727

Total liabilities	12,819,157			11,665,293

Stockholders’ equity	971,051			933,286

Total liabilities and stockholders’ equity	$13,790,208			$12,598,579

Net interest income and margin		$266,610	4.23%		$260,338	4.54%

(1)    Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS
(Dollars in thousands, except per-share data)
(Unaudited)

	At or For the Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2006	2006	2005	2005	2005
Interest income:
Loans and leases	$188,988	$176,983	$171,436	$163,178	$155,014
Securities available for sale	25,156	23,699	20,766	17,893	21,325
Education loans held for sale	4,205	4,347	3,342	2,759	2,566
Investments	792	677	841	463	1,094
Total interest income	219,141	205,706	196,385	184,293	179,999
Interest expense:
Deposits	46,247	39,847	34,283	26,539	20,646
Borrowings	37,452	34,691	32,820	29,684	28,068
Total interest expense	83,699	74,538	67,103	56,223	48,714
Net interest income	135,442	131,168	129,282	128,070	131,285
Provision for credit losses	3,097	1,507	3,637	3,394	1,427
Net interest income after provision for credit losses	132,345	129,661	125,645	124,676	129,858
Non-interest income:
Fees and service charges	71,099	61,555	67,716	70,315	66,755
Card revenue	22,984	21,262	21,419	21,025	19,717
ATM revenue	9,762	9,099	9,557	10,646	10,795
Investments and insurance revenue	2,894	2,488	2,339	2,682	2,791
Subtotal	106,739	94,404	101,031	104,668	100,058
Leasing and equipment finance	12,552	11,915	15,405	10,197	11,092
Other	4,331	11,180	8,590	7,752	2,051
Fees and other revenue	123,622	117,499	125,026	122,617	113,201
Gains on sales of securities available for sale	—	—	—	995	4,437
Total non-interest income	123,622	117,499	125,026	123,612	117,638
Non-interest expense:
Compensation and employee benefits	85,083	86,168	82,700	80,402	81,973
Occupancy and equipment	27,998	28,051	27,819	25,931	24,771
Advertising and promotions	6,755	5,716	6,088	6,578	6,778
Deposit account losses	5,673	4,013	6,607	6,591	3,708
Other	36,537	35,976	35,264	34,411	32,950
Total non-interest expense	162,046	159,924	158,478	153,913	150,180
Income before income tax expense	93,921	87,236	92,193	94,375	97,316
Income tax expense	26,860	29,014	26,653	28,889	26,675
Net income	$67,061	$58,222	$65,540	$65,486	$70,641

Net income per common share:
Basic	$.52	$.45	$.50	$.50	$.53
Diluted	$.52	$.45	$.50	$.50	$.53

Dividends declared per common share	$.23	$.23	$.2125	$.2125	$.2125

Financial Ratios and Other Information:

Return on average assets (1)	1.92%	1.71%	2.01%	2.07%	2.22%
Return on average common equity (1)	27.75	23.82	27.09	27.41	30.23
Net interest margin (1)	4.22	4.25	4.31	4.43	4.53
Net charge-offs as a percentage of average loans and leases (1)	.12	.10	.09	.85	.08
Average total equity to average assets	6.92%	7.18%	7.40%	7.56%	7.36%

(1)    Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
	2006	2006	2005	2005	2005
ASSETS

Cash and due from banks	$325,715	$332,293	$346,555	$346,065	$331,110
Investments	69,176	70,655	83,027	91,355	101,305
Securities available for sale	1,880,671	1,781,586	1,577,967	1,393,742	1,646,986
Education loans held for sale	228,492	281,185	230,623	206,850	213,279
Loans and leases:
Consumer home equity:
Fixed-rate	3,721,249	3,350,168	2,944,673	2,454,762	2,048,035
Variable-rate	1,689,403	1,865,549	2,120,363	2,392,934	2,594,538
Consumer - other	34,854	34,833	34,544	34,469	34,012
Total consumer home equity and other	5,445,506	5,250,550	5,099,580	4,882,165	4,676,585
Commercial real estate:
Fixed- and adjustable-rate	1,672,864	1,569,078	1,451,488	1,398,340	1,365,132
Variable-rate	725,561	760,501	809,855	822,223	834,876
Total commercial real estate	2,398,425	2,329,579	2,261,343	2,220,563	2,200,008
Commercial business:
Fixed- and adjustable-rate	127,702	115,745	106,974	85,611	73,654
Variable-rate	372,828	333,619	321,436	348,030	359,269
Total commercial business	500,530	449,364	428,410	433,641	432,923
Leasing and equipment finance	1,624,781	1,533,034	1,461,491	1,428,653	1,412,520
Subtotal	9,969,242	9,562,527	9,250,824	8,965,022	8,722,036
Residential real estate	714,432	751,782	792,245	849,069	919,379
Total loans and leases	10,683,674	10,314,309	10,043,069	9,814,091	9,641,415
Allowance for loan and lease losses	(59,524)	(59,488)	(59,509)	(76,207)	(76,774)
Net loans and leases	10,624,150	10,254,821	9,983,560	9,737,884	9,564,641
Premises and equipment	381,174	372,746	358,505	345,641	333,614
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	305,771	364,809	336,464	357,401	358,499
	$13,967,748	$13,610,694	$13,069,300	$12,631,537	$12,702,033

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest-bearing deposits:
Retail	$1,557,933	$1,554,008	$1,492,418	$1,539,893	$1,589,015
Small business	604,776	590,240	623,310	600,374	571,701
Commercial and custodial	234,188	282,408	295,910	325,025	311,463
Total non-interest bearing deposits	2,396,897	2,426,656	2,411,638	2,465,292	2,472,179
Interest-bearing deposits:
Premier checking	1,000,749	938,055	827,742	694,835	580,093
Other checking	893,800	909,960	936,517	1,004,507	1,075,421
Subtotal	1,894,549	1,848,015	1,764,259	1,699,342	1,655,514
Premier savings	855,979	780,046	640,444	436,690	345,567
Other savings	1,415,767	1,440,818	1,475,505	1,549,451	1,603,720
Subtotal	2,271,746	2,220,864	2,115,949	1,986,141	1,949,287
Money market	610,766	669,602	649,123	632,293	633,762
Subtotal	4,777,061	4,738,481	4,529,331	4,317,776	4,238,563
Certificates of deposit	2,249,694	2,005,639	1,886,787	1,770,805	1,707,919
Total interest-bearing deposits	7,026,755	6,744,120	6,416,118	6,088,581	5,946,482
Total deposits	9,423,652	9,170,776	8,827,756	8,553,873	8,418,661
Borrowings:
Short-term borrowings	573,418	674,868	739,372	1,037,240	920,471
Long-term borrowings	2,703,623	2,481,793	2,207,711	1,757,968	2,075,264
Total borrowings	3,277,041	3,156,661	2,947,083	2,795,208	2,995,735
Accrued expenses and other liabilities	300,436	305,672	326,693	326,976	352,861
Total liabilities	13,001,129	12,633,109	12,101,532	11,676,057	11,767,257
Stockholders’ equity:
Common stock	1,842	1,843	1,844	1,844	1,845
Additional paid-in capital	467,768	469,062	496,442	496,496	497,810
Retained earnings	1,573,856	1,541,523	1,510,336	1,473,273	1,431,903
Accumulated other comprehensive loss	(48,838)	(24,638)	(24,157)	(3,104)	(1,992)
Treasury stock at cost and other	(1,028,009)	(1,010,205)	(1,016,697)	(1,013,029)	(994,790)
	966,619	977,585	967,768	955,480	934,776
	$13,967,748	$13,610,694	$13,069,300	$12,631,537	$12,702,033

Supplemental Information:
Securities available for sale	$1,880,671	$1,781,586	$1,577,967	$1,393,742	$1,646,986
Residential real estate loans	714,432	751,782	792,245	849,069	919,379
Total securities available for sale and residential real estate loans	$2,595,103	$2,533,368	$2,370,212	$2,242,811	$2,566,365

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY YIELDS AND RATES (1)
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
	2006	2006	2005	2005	2005

ASSETS

Investments	4.59%	3.86%	4.03%	2.02%	4.33%
Securities available for sale	5.35	5.32	5.26	5.14	5.18
Education loans held for sale	7.38	6.27	5.75	5.29	4.83
Loans and leases:
Consumer home equity:
Fixed-rate	6.80	6.72	6.66	6.68	6.72
Variable-rate	8.69	8.20	7.68	7.22	6.77
Consumer - other	10.60	9.23	9.58	9.38	9.19
Total consumer home equity and other	7.41	7.26	7.11	6.96	6.77
Commercial real estate:
Fixed- and adjustable-rate	6.24	6.18	6.16	6.15	6.14
Variable-rate	7.60	7.18	6.75	6.27	5.72
Total commercial real estate	6.65	6.51	6.38	6.20	5.98
Commercial business:
Fixed- and adjustable-rate	6.18	6.13	5.90	5.88	5.75
Variable-rate	7.47	6.85	6.41	6.02	5.56
Total commercial business	7.14	6.66	6.29	5.99	5.59
Leasing and equipment finance	7.23	7.12	7.00	6.74	6.83
Subtotal	7.18	7.03	6.87	6.69	6.52
Residential real estate	5.80	5.80	5.73	5.73	5.71
Total loans and leases	7.09	6.94	6.78	6.61	6.44

Total interest-earning assets	6.83	6.68	6.54	6.37	6.22

LIABILITIES

Interest-bearing deposits:
Premier checking	3.18	3.04	2.97	2.66	2.04
Other checking	.23	.25	.23	.23	.21
Subtotal	1.79	1.67	1.52	1.23	.85
Premier savings	4.04	3.79	3.66	3.21	2.51
Other savings	.84	.88	.81	.67	.53
Subtotal	2.04	1.90	1.67	1.23	.88
Money market	2.25	2.15	1.78	1.31	.99
Subtotal	1.97	1.84	1.63	1.24	.89
Certificates of deposit	4.07	3.70	3.30	2.93	2.65
Total interest-bearing deposits	2.64	2.40	2.12	1.73	1.39
Total deposits	1.97	1.76	1.54	1.23	.98

Borrowings:
Short-term borrowings	4.99	4.51	4.09	3.52	3.01
Long-term borrowings	4.50	4.44	4.53	4.62	4.09
Total borrowings	4.58	4.45	4.42	4.22	3.76

Total interest-bearing liabilities	2.64	2.45	2.26	1.97	1.71

Net interest margin	4.22%	4.25%	4.31%	4.43%	4.53%

(1)            Annualized.

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